                     United States Securities and Exchange Commission
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

 [ ]  Preliminary Proxy Statement            [ ]   Confidential, for Use of the
                                                   Commission Only (as permitted
 [X]  Definitive Proxy Statement                   by Rule 14a-6(e)(2))

 [ ]   Definitive Additional Materials

 [ ]   Soliciting Material Pursuant to
      sec. 240.14a-11(c) or sec. 240.14a-12

                              DATA DIMENSIONS, INC.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid:

 [ ]    Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                             DATA DIMENSIONS, INC.
                      411 -- 108TH AVENUE N.E., SUITE 2100
                           BELLEVUE, WASHINGTON 98004
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1998
                            ------------------------

To the Stockholders of Data Dimensions, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DATA DIMENSIONS, INC. (the "Company"), a Delaware corporation, will be held at the Bellevue Club, 11200 S.E. 6th Street, Bellevue, Washington 98004, on Monday, May 18, 1998, at 9:00 a.m., Pacific Daylight Savings time. The purposes of the Annual Meeting with be:

          1. To elect two directors to serve as the Class II directors on the Company's Board of Directors for a three-year term (Proposal No. 1); and

          2. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 1998, as the record date for determining the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting. A review of the Company's operations for the year ended December 31, 1997 will be presented. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors

                                          /s/ GORDON A. GARDINER
                                          GORDON A. GARDINER
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary
Bellevue, Washington
April 10, 1998

                             DATA DIMENSIONS, INC.
                       411 -- 108TH AVENUE NE, SUITE 2100
                           BELLEVUE, WASHINGTON 98004
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1998
                            ------------------------

SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement and the accompanying Annual Report to Stockholders, the Notice of Annual Meeting and the proxy card are being furnished to the stockholders of Data Dimensions, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Bellevue Club, 11200 S.E. 6th Street, Bellevue, Washington 98004 on May 18, 1998, at 9:00 a.m., Pacific Daylight Savings Time, and any adjournment thereof. All expenses of the Company associated with this solicitation will be borne by the Company. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders by officers or regular employees of the Company.

     The two persons named as proxies on the enclosed proxy card, Larry W. Martin and Gordon A. Gardiner, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the two nominees as Class II directors proposed by the Board of Directors.

     A proxy may be revoked by a stockholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

     These proxy materials and the accompanying Annual Report to Stockholders are being mailed on or about April 15, 1998 to stockholders of record on March 31, 1998 of the Company's Common Stock. The principal executive office and mailing address of the Company is 411-108th Avenue NE, Suite 2100, Bellevue, Washington 98004.

VOTING AT THE MEETING

     The shares of Common Stock constitute the only class of securities entitled to notice of and to vote at the Annual Meeting. In accordance with the Company's Second Amended and Restated Bylaws, the stock transfer records were compiled on March 31, 1998, the record date set by the Board of Directors for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On March 31, 1998, there were 12,841,245 shares of Common Stock outstanding and entitled to vote.

     Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. Pursuant to Delaware law, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a matter. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not be considered "shares present" as to the matters with respect to which a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes"). If a quorum (consisting of a majority of the shares of Common Stock outstanding as of the record date) is present at the Annual Meeting, the two nominees for the director positions to be elected who receive the greatest number of votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected.

     Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or broker non-votes will have no effect thereon.

                             ELECTION OF DIRECTORS

     In accordance with the Company's Certificate of Incorporation and Second Amended and Restated Bylaws, the Board of Directors shall consist of no less than three and no more than 15 directors, the specific number to be determined by resolution adopted by the Board of Directors. The size of the Board is currently set at four persons, and the Board of Directors is divided into three classes, with staggered three-year terms. Class I and Class III each consists of one director, and Class II consists of two directors. Two Class II directors will be elected at the Annual Meeting.

     The Class I director, Lucie J. Fjeldstad, has been elected to a term that expires in 2000. The Class III director, Thomas W. Fife, has been elected to a term that expires in 1999.

NOMINEES FOR DIRECTOR (PROPOSAL NO. 1)

     The name and certain information concerning the persons to be nominated by the Board of Directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW. Shares represented by proxies will be voted for the election of the persons named below unless authority has been withheld in the proxy. The nominees have consented to serve as directors. The Board of Directors has no reason to believe that the nominees will be unable to serve as directors. In the event of the death or unavailability of the nominees, the proxy holders will have discretionary authority under the proxy to vote for suitable substitute nominees as the Board of Directors may recommend. Proxies may not be voted for more than two nominees. The Board of Directors has nominated the persons named in the following table:

                          NAME                             AGE    HAS BEEN A DIRECTOR SINCE
                          ----                             ---    -------------------------
Robert T. Knight (Class II, three-year term).............  60               1996
Larry W. Martin (Class II, three-year term)..............  61               1990

     Larry W. Martin has been Chief Executive Officer, President and a Director of the Company from June 1990 to the present. In addition, Mr. Martin has been Chairman of the Board of the Company since February 1996. From June 1997 until December 1997, Mr. Martin also served as Chief Financial Officer of the Company. Mr. Martin served as Vice President of Marketing for Manager Software Products, Inc., from 1989 until joining Data Dimensions, Inc. in 1990. From 1987 to 1989, Mr. Martin served as President and Chief Executive Officer of MicroMain Software, Inc., which produced application generator products.

     Robert T. Knight was elected as a director in November 1996. Mr. Knight is President of Technology Venture Services, a consulting firm located in Santa Barbara, California. From January 1991 until February, 1996, Mr. Knight was Chairman and Chief Executive Officer of Digital Sound Corporation, a telecommunications software company located in Carpinteria, California. Prior to joining Digital Sound, he was a Corporate Vice President at Computer Sciences Corporation and Senior Vice President and Corporate officer of the Xerox Corporation. Mr. Knight is a member of the Board of Directors of PictureTel Corporation and Blue Sky Research. In addition to these corporate boards he serves as a director of the University of Washington Foundation and a trustee of the University of California at Santa Barbara Foundation and is vice chair of its Engineering Advisory Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held eight (8) meetings and took action pursuant to two (2) unanimous written consents during the year ended December 31, 1997.

     During 1997, the members of the Compensation Committee were Mr. Fife and Mr. Knight. The Compensation Committee is responsible for setting the compensation of the Chief Executive Officer and consults with the Chief Executive Officer regarding the compensation of other corporate officers. The Compensation Committee, which also serves as the Administrative Committee for the Company's 1988 and 1997 Stock Option Plans, held two (2) meetings during 1997. During 1997 the members of the Audit Committee were Mr. Martin, Mr. Fife and Mr. Knight. The Audit Committee did not meet during 1997. The Board of Directors does not have a nominating committee.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 1998, certain information furnished to the Company with respect to ownership of the Company's Common Stock of (i) each director and director nominee, (ii) the Chief Executive Officer,
(iii) the "named executive officers" (as defined under "Executive Compensation") other than the Chief Executive Officer, (iv) all persons known by the Company to be beneficial owners of more than 5% of the Company's Common Stock, and (v) all executive officers and directors as a group.

                                                                  COMMON STOCK(1)
                                                              ------------------------
                                                                           PERCENT OF
                                                              NUMBER OF      SHARES
              NAME AND ADDRESS OF STOCKHOLDER                 SHARES(1)    OUTSTANDING
              -------------------------------                 ---------    -----------
Larry W. Martin(2)..........................................  2,141,522       16.7%
  411-108th Avenue N.E., Suite 2100
  Bellevue, Washington 98004

Essex Investment Management Company(3)......................    901,273        7.0%
  125 High Street
  Boston, Massachusetts 02110

Eugene M. Stabile...........................................    539,892        4.2%
  6171 West Century Blvd., Ste. 300
  Los Angeles, California 90045

William H. Parsons(4).......................................     68,039          *
  9209 N.E. 37th Place
  Bellevue, Washington 98004

Robert T. Knight(5).........................................      6,000          *
  411-108th Avenue N.E., Suite 2100
  Bellevue, Washington 98004

Thomas W. Fife..............................................      5,994          *
  411-108th Avenue N.E., Suite 2100
  Bellevue, Washington 98004

Lucie J. Fjeldstad..........................................         --
  411-108th Avenue N.E., Suite 2100
  Bellevue, Washington 98004

Gordon A. Gardiner..........................................         --
  411-108th Avenue N.E., Suite 2100
  Bellevue, Washington 98004

Thomas R. Clark.............................................         --
  411-108th Avenue N.E., Suite 2100
  Bellevue, Washington 98004

Philip N. Newbold(6)........................................        200          *
  7152 Tern Place
  Carlsbad, California 92009

All Directors, Officers and Director
  Nominees as a group
  (9 persons)(7)............................................  2,693,408       21.0%

---------------
 * Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Except as otherwise indicated, the stockholders identified in this table have sole voting and investment power with regard to the shares shown as beneficially owned by them. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 31, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 9,000 shares held by Mr. Martin's wife.

(3) The Company has been advised in Schedule 13D filings that as of January 16, 1998, Essex Investment Management Company, an Investment Adviser registered under Section 8 of the Investment Company Act, beneficially owned 901,273 shares, had sole power to dispose or to direct the disposition of all such shares, and had sole power to vote or direct the voting of 725,463 of such shares.

(4) Mr. Parsons resigned as an officer and director of the Company effective July 3, 1997. Includes 2,998 shares held by Mr. Parson's wife. Also includes 29,506 shares subject to options exercisable within 60 days of March 31, 1998.

(5) Includes 4,200 shares subject to options exercisable within 60 days of March 1, 1998.

(6) Mr. Newbold resigned as an officer of the Company effective July 25, 1997.

(7) Includes 4,200 shares subject to options exercisable within 60 days of March 31, 1998.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table identifies the current directors and executive officers of the Company, the positions which they hold, and the year in which they began serving in their respective capacities. Officers of the Company are elected by the Board of Directors immediately following each Annual Meeting of the Company's stockholders to hold office until their successors are elected and qualified.

                                                                                   POSITION HELD
               NAME                  AGE     CURRENT POSITION(S) WITH COMPANY          SINCE
               ----                  ---     --------------------------------      -------------
Larry W. Martin....................  61     Chairman of the Board, Chief               1990
                                            Executive Officer, President and
                                            Director (Class II, exp. 1998)

Gordon A. Gardiner.................  41     Executive Vice President, Finance &        1997
                                            Administration, Chief Financial
                                            Officer, Secretary

Thomas R. Clark....................  47     Executive Vice President, Knowledge        1997
                                            Transfer

John W. Cramer.....................  53     Executive Vice President,                  1998
                                            International Services

Joseph Menchaca....................  47     Executive Vice President, Knowledge        1998
                                            Consulting

Eugene M. Stabile..................  57     President, Data Dimensions                 1997
                                            Information Services, Inc.

Thomas W. Fife.....................  72     Director (Class III, exp. 1999)            1995

Lucie J. Fjeldstad.................  54     Director (Class I, exp. 2000)              1997

Robert T. Knight...................  60     Director (Class II, exp. 1998)             1996

     For information on the business background of Mr. Martin and Mr. Knight, see "Nominees For Director" above.

     Gordon A. Gardiner has been an officer of the Company since December 1997. From January 1997 to November 1997, Mr. Gardiner was Chief Financial Officer of Intermind Corporation, a Seattle-based company involved in the development of Internet software. Mr. Gardiner also served as President of Intermind Corporation from September 1997 to November 1997. From January 1996 to January 1997, Mr. Gardiner served as Managing Director of Burrill & Company/Burrill & Craves, a private merchant bank headquartered in San Francisco. From 1980 to 1995, Mr. Gardiner was employed in a variety of positions, including Vice President, with J.P. Morgan & Company, where he was involved in a wide variety of investment banking activities.

     Thomas R. Clark has served as an officer of the Company since December 1997. From 1994 until November 1997, Mr. Clark was an executive officer of Mosaix Inc. (formerly Digital Systems International, Inc.), a Redmond, Washington-based provider of enterprise customer management solutions that automate and optimize an organization's interactions with its customers. During 1994 and 1995, Mr. Clark served as Mosaix's Senior Vice President, Products and Operations. From 1996 until November 1997, Mr. Clark served as Executive Vice President and President of Mosaix Professional Services, a division of Mosaix, Inc. From 1985 until October 1993, Mr. Clark was an executive officer of Data I/O Corporation, which produces engineering software and manufacturing systems used with application specific integrated circuits. At Data I/O Mr. Clark served as Vice President of various divisions and, from 1991 to October 1993, as President and Chief Executive Officer. Prior to 1985, Mr. Clark held various positions at Tektronix Incorporated, including General Manager, Software Development Products Division.

     John W. Cramer joined the Company in August 1997 to head the Company's international services division. On March 30, 1998, Mr. Cramer was elected Executive Vice President, International Services. From 1995 until joining the Company, Mr. Cramer was employed by AT&T Tridom as Managing Director, Europe, Middle East, Africa and CIS. AT&T Tridom is a U.S.-based leading provider of satellite communications equipment and services throughout the world, and Mr. Cramer was responsible for business development throughout Europe, the Middle East, Africa and the CIS. During 1993 and 1994, Mr. Cramer was employed by QMS, Inc. as Vice President, Worldwide Marketing and U.S. & Latin American Sales. QMS is a provider of printing and software solutions to computer users in both mainframe and PC-based environments. From 1988 to 1992, Mr. Cramer was Vice President, Industry Marketing & Worldwide Field Support for Xerox Corporation.

     Joseph Menchaca joined the Company on March 30, 1998 as Executive Vice President, Knowledge Consulting. From 1997 until joining the Company, Mr. Menchaca was President of The Redmond Consulting Group, a consulting organization that provided business and technical expertise to organizations seeking to leverage their investment in personal computers and Microsoft technology. From 1991 to 1996, Mr. Menchaca was employed by Microsoft Corporation, where he first served as General Manager, Microsoft Consulting Services, Central Region, and then as General Manager, Worldwide Microsoft Consulting Operations. From 1976 until joining Microsoft, Mr. Menchaca was a Partner in the information technology group of Ernst & Young.

     Eugene M. Stabile is the President of Data Dimensions Information Services, Inc. ("DDIS"), a wholly-owned subsidiary of the Company, formerly named Pyramid Information Services, Inc. ("Pyramid"). The acquisition of Pyramid by the Company was completed in November 1997. Mr. Stabile was the co-founder and sole shareholder of Pyramid, a Los Angeles-based company providing computer processing and management services. Mr. Stabile served as Vice President of Pyramid from 1981 to 1994, and as President from 1994 until completion of the acquisition.

     Thomas W. Fife has been a Director of the Company since June 1995. Mr. Fife also is the co-founder and former Chief Executive Officer and Chairman of the Board of VoiceCom Systems, Inc. Mr. Fife was Chief Executive Officer of VoiceCom Systems, Inc. from 1984 through 1993, was reelected Chief Executive Officer in June 1996, and served as Chairman of its Board of Directors from June 1993 until acquisition of the company by Premiere Technologies, Inc. in September 1997. Mr. Fife continues to serve as a senior advisor with Premiere Technologies, Inc.

     Lucie J. Fjeldstad has been a director of the Company since September 1997. Ms. Fjeldstad is the President of Fjeldstad International, a management consulting firm. From January 1995 to September 1997 Ms. Fjeldstad served as President, Video Division, Tektronix Incorporated. From May 1993 to January 1995 Ms. Fjeldstad served as President of Fjeldstad International. Prior to May 1993 Ms. Fjeldstad held various executive positions at International Business Machines. Ms. Fjeldstad also serves as a Director of The Gap Corporation and Entergy Corporation. Ms. Fjeldstad is also a member of the Board of Regents of Santa Clara University.

     Officers serve at the discretion of the Company's Board of Directors. No family relationship exists among any directors or executive officers of the Company or the nominees for election to the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year, and any ex-officers for whom disclosure would have been provided except for the fact that the individual was not serving as an executive officer at the end of the fiscal year (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                    ANNUAL                     COMPENSATION
                                                 COMPENSATION                     AWARDS
                                  ------------------------------------------   ------------
                                                                OTHER ANNUAL    SECURITIES     ALL OTHER
                                                                COMPENSATION    UNDERLYING    COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)       ($)         OPTIONS(#)        ($)
  ---------------------------     ----   ---------   --------   ------------   ------------   ------------
Larry W. Martin.................  1997   $200,000    $400,000     $12,281             --             --
  Chief Executive Officer,        1996    250,000     207,000       4,976             --             --
  President(1)                    1995    406,057          --          --             --             --
William H. Parsons..............  1997    141,687          --      11,467             --             --
  Former Chief Financial
  Officer(2)                      1996    208,792          --       3,158             --             --
                                  1995    110,792          --          --        299,997             --
Thomas R. Clark.................  1997     16,808          --          --        150,000             --
  Executive Vice President(3)
Gordon A. Gardiner..............  1997     17,692          --          --        150,000             --
  Executive Vice President,
  Chief Financial Officer(4)
Eugene M. Stabile...............  1997     22,770          --          --             --             --
  President, Data Dimensions
  Information Services, Inc.(5)
Philip N. Newbold...............  1997    124,409          --       4,800             --        $50,000
  Former Chief Operating
  Officer(6)                      1996     28,523          --          --         85,005             --

---------------
(1) Effective April 1, 1996, Mr. Martin's base compensation was set at $200,000 per year.

(2) Mr. Parson's employment with the Company commenced in April 1995. Effective July 3, 1997, Mr. Parsons resigned as an officer and director of the Company and entered into an agreement with the Company whereby Mr. Parsons will continue as an employee until April 30, 1998 with duties as assigned by the Chief Executive Officer and at a reduced salary of $4,166 per month.

(3) Mr. Clark's employment with the Company commenced December 1, 1997. His annualized compensation is $190,000.

(4) Mr. Gardiner's employment with the Company commenced December 1, 1997. His annualized compensation is $200,000.

(5) Mr. Stabile's employment with Data Dimensions Information Services, Inc. commenced November 6, 1997. His annualized compensation is $160,000.

(6) Mr. Newbold's employment with the Company commenced in November 1996 and terminated July 25, 1997. His annualized compensation was $200,000. Amounts listed under All Other Compensation consist of reimbursed moving expenses.

     The following table sets forth all individual grants of stock options made by the Company during the fiscal year ended December 31, 1997 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                 PERCENT OF TOTAL
                                          NUMBER OF SECURITIES   OPTIONS GRANTED    EXERCISE OR
                                           UNDERLYING OPTIONS    TO EMPLOYEES IN    BASE PRICE    EXPIRATION
                  NAME                        GRANTED (#)         FISCAL YEAR(1)     ($/SHARE)       DATE
                  ----                    --------------------   ----------------   -----------   ----------
Larry W. Martin.........................              0                  --               --              --
William H. Parsons......................              0                  --               --              --
Thomas R. Clark.........................        150,000               29.6%           $18.25        12/01/06
Gordon A. Gardiner......................        150,000               29.6%            18.25        12/01/06
Eugene M. Stabile.......................              0                  --               --              --
Philip N. Newbold.......................              0                  --               --              --

---------------
(1) Based on stock options representing an aggregate of 507,500 shares of Common Stock granted to employees during the fiscal year ended December 31, 1997.

     The following table sets forth information, on an aggregated basis, concerning each exercise of stock options during the fiscal year ended December 31, 1997 by each of the named executive officers and the fiscal year-end value of unexercised options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                  NUMBER OF
                                                                 SECURITIES           VALUE OF
                                                                 UNDERLYING          UNEXERCISED
                                                                 UNEXERCISED        IN-THE-MONEY
                                      SHARES                     OPTIONS AT          OPTIONS AT
                                     ACQUIRED       VALUE        FY-END (#)         FY-END ($)(2)
                                    ON EXERCISE    REALIZED     EXERCISABLE/        EXERCISABLE/
               NAME                     (#)         ($)(1)      UNEXERCISABLE       UNEXERCISABLE
               ----                 -----------   ----------   ---------------  ---------------------
Larry W. Martin...................    180,001     $4,206,052    259,999/0        $4,401,283/$0
William H. Parsons................     99,995      1,736,773          7/119,997         111/1,912,122
Thomas R. Clark...................         --             --          0/150,000           0/0
Gordon A. Gardiner................         --             --          0/150,000           0/0
Eugene M. Stabile.................         --             --          0/0                 0/0
Philip N. Newbold.................     19,001        262,368          0/0                 0/0

---------------
(1) Market value of the underlying securities at exercise date, minus exercise price of the options.

(2) Market value of the underlying securities at December 31, 1997, $17.25 per share, minus exercise price of the unexercised options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     In connection with Mr. Gardiner's employment in December 1997 as Chief Financial Officer and Executive Vice President, the Company entered into an agreement with Mr. Gardiner under which he is entitled to severance pay equal to six months salary in the event the Company terminates his employment other than for cause. The agreement also provides that Mr. Gardiner's stock options will remain exercisable for six months in the event of such termination other than for cause. In the event of a change of control of the Company, Mr. Gardiner's salary and benefits will continue for six months and his stock options will fully vest.

     In connection with Mr. Clark's employment in December 1997 as Executive Vice President, Knowledge Transfer, the Company entered into an agreement with Mr. Clark under which he is entitled to severance pay equal to six months salary in the event the Company terminates his employment other than for cause. The agreement also provides that Mr. Clark's stock options will fully vest and remain exercisable for six months in the event of such termination other than for cause. In the event of a change of control or liquidation of the

Company, or a reduction of Mr. Clark's salary, he may elect to terminate his employment and receive the severance and option vesting benefits described above.

     In connection with the acquisition of Pyramid Information Services, Inc. in November, 1997, Data Dimensions Information Services, Inc., entered into an Employment and Non-Competition Agreement with Mr. Stabile under which he is entitled to severance benefits available to similarly situated employees in the event his employment is terminated.

                             DIRECTOR COMPENSATION

COMPENSATION OF DIRECTORS

     The Company pays no additional remuneration to employees of the Company who serve as directors. All directors are entitled to reimbursement for expenses incurred in traveling to and from meetings of the Company's Board of Directors. Effective May 20, 1997, the Board of Directors adopted the following compensation plan for nonemployee directors ("Eligible Directors"): (a) upon first joining the Board, the Eligible Director is granted a stock option exercisable for 10,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the stock on the date of grant; (b) on each anniversary of an Eligible Director's election to the Board, the Director is granted a stock option exercisable for 3,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the stock on the date of grant; such options are exercisable as to twenty-five percent (25%) of the shares one year after the date of grant and as to an additional twenty-five percent (25%) on each of the second, third and fourth anniversaries of the date of grant; such options are exercisable until the earlier of ten (10) years from the date of grant or ninety (90) days after the date on which the grantee is no longer serving as a Director of the Company; (c) Eligible Directors receive an annual cash retainer in the amount of $15,000 for service as a Director, and $1,000 for each board meeting and committee meeting attended for which an agenda has been prepared and which has a duration of one hour or more.

     On September 4, 1997, following her election as a director, Lucie J. Fjeldstad was granted an option to purchase up to 10,000 shares of Common Stock at an exercise price of $33.875 per share. On June 20, 1997, the anniversary of his election to the Board, Mr. Fife was granted an option to purchase 3,000 shares of Common Stock at an exercise price of $25.25 per share. On November 12, 1997, the anniversary of his election to the Board, Mr. Knight was granted an option exercisable for 3,000 shares of Common Stock at an exercise price of $18.50 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 1996, Mr. Martin and William H. Parsons, the Company's former Executive Vice President and Chief Financial Officer made demand loans to the Company in the amount of $50,000 and $65,000, respectively, bearing interest at 10%. These loans were repaid in full on April 5, 1996.

     Kaiser Foundation Health Plan, Inc., an affiliate of Mr. Philip N. Newbold's former employer, has been and remains a significant customer of the Company's millennium consulting services. All services have been and continue to be provided in accordance with contracts entered into in the ordinary course of the Company's business. Mr. Newbold, the Company's Former Chief Operating Officer, received no monetary or other benefit from the business relationship between the Company and Kaiser Foundation Health Plan, Inc.

     Mr. Martin's son is employed by the Company in a sales management position, and during 1997 received salary and commissions from the Company in the amount of $68,827.

     Any future material transactions and loans with affiliates will be made or entered into on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties, and any such transactions and loans, and any forgiveness of loans, will be approved by a majority of the non-employee members of the Company's Board of Directors who do not have an interest in the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock ("ten percent stockholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from its directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 1997, the Company's officers, directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements.

                             STOCKHOLDER PROPOSALS

     Proposals by stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than December 14, 1998 in order to be included in the Company's 1999 Proxy Statement and proxy card.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     On March 26, 1998, the Company notified BDO Seidman, LLP that it intended to engage another accounting firm as the Company's independent accountants for the fiscal year ending December 31, 1998. The decision to change independent accountants was approved by the Company's Board of Directors on March 26, 1998.

     The report of BDO Seidman, LLP on the Company's consolidated financial statements for the years ended December 31, 1995, 1996 and 1997 contained no adverse opinion and was unmodified, except for the inclusion of a disclosure that the consolidated financial statements give retroactive effect to the merger of Data Dimensions, Inc. and Pyramid Information Services, Inc., which merger has been accounted for as a pooling of interests.

     There have been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused BDO Seidman, LLP to make reference to the matter in their report.

     On March 26, 1998, the Company appointed Price Waterhouse LLP as its independent accountants for the fiscal year ending December 31, 1998, pursuant to the approval of the Company's Board of Directors.

     Representatives of both BDO Seidman, LLP and Price Waterhouse LLP are expected to be present at the Annual Meeting. Each representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and each representative will be available to respond to appropriate stockholder questions.

                         TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which may come before the Annual Meeting. It is the intention of the persons named in the enclosed proxy card to vote the proxy in accordance with their best judgment if any other matters do properly come before the Annual Meeting.

     Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1997. WRITTEN REQUESTS SHOULD BE MAILED TO THE SECRETARY, DATA DIMENSIONS, INC., 411-108TH AVENUE N.E., SUITE 2100, BELLEVUE, WASHINGTON 98004.

                                          By the Order of the Board of
                                          Directors:

                                          /s/ GORDON A. GARDINER
                                          Gordon A. Gardiner
                                          Executive Vice President, Chief
                                          Financial
                                          Officer and Secretary

Dated: April 10, 1998.

PROXY



                              DATA DIMENSIONS, INC.

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 1998

         The undersigned hereby names, constitutes and appoints Larry W. Martin and Gordon A. Gardiner, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Stockholders of Data Dimensions, Inc. (the "Company") to be held at 9:00 a.m. PDT on Monday, May 18, 1998, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 31, 1998, with all the powers that the undersigned would possess if he were personally present.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


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
                                                      Please mark
                                                     your votes as     [ X ]
                                                     indicated in
                                                     this example.



                                                               WITHHOLD
                                          FOR                 AUTHORITY
                                       all nominees        for all nominees
                                        named below           named below

                                         [ ]                    [ ]

1. PROPOSAL 1 - ELECTION OF CLASS II DIRECTORS

   Nominees:  ROBERT T. KNIGHT  LARRY W. MARTIN

(Instructions: To withhold authority to vote for any individual nominee, strike a line through nominee's name)


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.


2. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.



 I DO    I DO NOT
 [ ]       [ ]           plan to attend the Meeting:





THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ABOVE ITEM, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1.




Signature(s)____________________________________________Dated__________________

The stockholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 411 - 108th Avenue N.E., Suite 2100, Bellevue, Washington 98004, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.


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